POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned offices and directors of American Skiing Company hereby severally constitute and appoint Christopher E. Howard and Leslie B. Otten, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K filed herewith and generally to do all such things in our names and on our behalf in our capacities as offices and directors to enable American Skiing Company to comply with the provision of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Annual Report.

       Signature                 Title                             Date

                     Chairman  of the  Board of  Directors,
/s/ Leslie B. Otten President and Chief Executive Officer October 26, 1998 ------------------- (Principal Executive Officer)
Leslie B. Otten

                            Senior Vice President, Chief
/s/ Christopher E. Howard   Administrative Officer, General
--------------------------  Counsel, Clerk and Chief         October 26, 1998
Christopher E. Howard       Financial Officer,
                            (Principal Financial  Officer)


/s/ Joel B. Alvord
------------------------    Director                         October 26, 1998
Joel B. Alvord



--------------------------  Director                         October 26, 1998
Martel D. Wilson, Jr.


/s/ Gordon M. Gillies
--------------------------  Director                         October 26, 1998
Gordon M. Gillies



--------------------------- Director                         October 26, 1998
Christopher J. Nassetta